EXHIBIT 4.11

INTERCREDITOR AGREEMENT

Dated as of December 20, 2007

by and among

CITIBANK, N.A.
as Receivables Agent,

CITIBANK, N.A.
as ABL Agent,

CITIBANK, N.A.
as ICA Agent,

LYONDELLBASELL RECEIVABLES I, LLC
as Transferor,

LYONDELL CHEMICAL COMPANY
as Originator, as initial Receivables Servicer and as Borrower,

and

THE OTHER ORIGINATORS AND BORROWERS
from time to time party hereto

This INTERCREDITOR AGREEMENT dated as of December 20, 2007 (as modified, amended, restated or supplemented from time to time, this Agreement), by and among CITIBANK, N.A., in its capacity as Administrative Agent (together with its successors in such capacity, the Receivables Agent) under the Receivables Purchase Agreement (as hereinafter defined), CITIBANK, N.A., in its capacity as Administrative Agent on behalf of the ABL Secured Parties (as defined below) (together with its successors in such capacity, the ABL Agent), CITIBANK, N.A., not in its individual capacity but solely in its capacity as security agent for and on behalf of the ICA Secured Parties (as defined below) (together with its successors in such capacity, the ICA Agent), LYONDELLBASELL RECEIVABLES I, LLC, a Delaware limited liability company (the Transferor), LYONDELL CHEMICAL COMPANY, a Delaware corporation (Lyondell), and the other ORIGINATORS and BORROWERS (as such terms are hereinafter defined) from time to time party hereto.

RECITALS:

A.            Pursuant to a Receivables Sale Agreement dated as of December 20, 2007 (as amended, supplemented, modified or restated modified from time to time, the Receivables Sale Agreement) among Lyondell and certain subsidiaries and affiliates of Lyondell from time to time party thereto, as Originators (each, an Originator, and, collectively, the Originators) and (in the case of Lyondell) as Buyers Servicer, and the Transferor, as Buyer, each of the Originators has agreed to sell, transfer and assign to the Transferor, and the Transferor has agreed to purchase or otherwise acquire from such Originator, all of the right, title and interest of the Originators in the Receivables Assets (as hereinafter defined).

B.            The Transferor, as seller, Lyondell, in its capacity as initial servicer (in such capacity, the Receivables Servicer), the Receivables Purchasers (as defined below) and the Receivables Agent are parties to a Receivables Purchase Agreement dated as of December 20, 2007 (as amended, supplemented, modified or restated from time to time, the Receivables Purchase Agreement), pursuant to which, among other things, (i) the Receivables Purchasers have agreed, among other things, to purchase from the Transferor from time to time interests in the Receivables Assets purchased by or contributed to the Transferor pursuant to the Receivables Sale Agreement and (ii) the Transferor has created a security interest in such Receivables Assets to the Receivables Agent, for the benefit of itself and the Receivables Purchasers.

C.            The Receivables Sale Agreement and the Receivables Purchase Agreement provide for the filing of UCC financing statements to perfect the ownership and security interest of the parties thereto with respect to the property covered thereby.

D.            Lyondell and certain subsidiaries and affiliates of Lyondell from time to time party thereto, as Borrowers (each, a Borrower, and, collectively, the Borrowers), the ABL Agent and the financial institutions from time to time party thereto (collectively, the ABLLenders) are parties to an ABL Credit Agreement dated as of December 20, 2007 (as amended, supplemented, modified or restated from time to time, the ABLCredit Agreement).

E.            To secure the obligations of each Borrower to the ABL Lenders and ABL Agent under the ABL Credit Agreement and other Loan Documents (as hereinafter defined), each of the Borrowers, has granted to the ABL Agent for the benefit of the ABL Agent and the other ABL Secured Parties (as hereinafter defined) a security interest in, among other things, certain accounts receivable and certain general intangibles, including the Unsold Receivables (as hereinafter defined), certain inventory and all proceeds of the foregoing.

F.            Basell AF S.C.A., a Luxembourg entity (the Company) entered into that certain Intercreditor Agreement dated December 20, 2007 among the Company, the original obligors named therein, Citibank, N.A., as ICA Agent and Security Agent, Merrill Lynch Capital Corporation, as Interim Facility Agent, Citibank, N.A., as ABL Agent, The Bank of New York, as High Yield Notes Trustee, and certain entities named therein (as amended, supplemented, modified or restated from time to time, the Basell Intercreditor Agreement).

G.            To secure the obligations of one or more Borrowers to the ICA Secured Parties (as hereinafter defined), one or more Borrowers has entered into one or more ICA Collateral Documents (as herinafter defined).

H.            The parties hereto wish to set forth certain agreements with respect to the Receivables Assets and with respect to the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1.        DEFINITIONS.

1.1.            Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

ABL Collateral means all property and interests in property, now owned or hereafter acquired or created, of any present or future Borrower in or upon which an ABL Lender Interest is granted or purported to be granted by any Borrower  to the ABL Agent or the other ABL Secured Parties under the ABL Security Agreement as in effect on the date hereof. For the avoidance of doubt, as in effect on the date hereof is intended to limit the types of collateral which may be ABL Collateral but not the grantor thereof.

ABL Collateral Documents means the ABL Security Agreement and any additional security or control documentation delivered or required to be delivered pursuant to the ABL Credit Agreement or any other ABL Loan Document to secure the Secured Obligations as defined in any such ABL Loan Document.

ABL Credit Agreement has the meaning specified in the recitals hereto.

 ABL Lender Claim means all of the indebtedness, obligations and other liabilities of any Borrower now or hereafter arising under, or in connection with, the ABL Loan Documents including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of such Borrower, all reimbursement obligations of such Borrower with respect to letters of credit, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to such Borrower, whether or not such interest is allowed or allowable as a claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

ABL Lender Collateral means all ABL Collateral, which for avoidance of doubt does not include Receivables Assets.

ABL Lender Interest means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any Borrower, any lien, claim, encumbrance, security interest or other interest of the ABL Agent or the other ABL Secured Parties in such property or interests in property.

ABLLoan Documents means the ABL Credit Agreement, the Notes issued under (and as defined in) the ABL Credit Agreement and the ABL Collateral Documents.

ABLSecured Parties means the Secured Parties as defined in the ABL Security Agreement.

ABL Security Agreement means the ABL Security Agreement dated as of December 20, 2007 among the Borrowers from time to time party thereto and the ABL Agent, as the same may be amended, supplemented, modified or restated from time to time.

Agent means the Receivables Agent, the ABL Agent or the ICA Agent, as applicable.

Basell Intercreditor Agreement has the meaning specified in the recitals hereto.

Borrower has the meaning specified in the recitals hereto.

Business Day means any day which is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas on which banks are open for business in New York City and Houston, Texas.

Claim means Lender Claim or Receivables Claim.

Collateral means collectively, the ABL Collateral and the ICA Collateral.

 Collections means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, (i) all cash proceeds of the Related Security with respect to such Receivable and (ii) in the case of any Purchased Receivable, any cash collections and other cash proceeds in respect of such Receivable deemed to have been received, and actually paid, pursuant to Section 2.03(a) of the Receivables Sale Agreement.

Company has the meaning specified in the recitals hereto.

Contract means an agreement between any Originator and an Obligor, in any written form acceptable to such Originator, or in the case of any open account agreement as evidenced by an invoice (x) setting forth the amount payable, the payment due date and other relevant terms of payment and a description, in reasonable detail, of the goods or services covered thereby or (y) approved by the Receivables Agent in its Discretion from time to time, in each case pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

Discretion refers to the Receivables Agents good faith exercise of its discretion in a manner consistent with its customary credit policies for receivables purchase or receivables-based credit facilities.

Disposition means, with respect to any assets of any Relevant Lyondell Party, any liquidation of such Relevant Lyondell Party or its assets, the establishment of any receivership for such Relevant Lyondell Party or its assets, a bankruptcy proceeding of such Relevant Lyondell Party (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

Enforcement means collectively or individually, for (a) any of the Receivables Agent or the Receivables Purchasers to (i) terminate the Commitments under (and as defined in) the Receivables Documents or (ii) commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the Receivables Documents and (b) any of the ABL Agent or the ABL Lenders during the continuance of a Lender Event of Default to (i) demand payment in full of or accelerate the indebtedness of the Borrowers to the ABL Lenders and ABL Agent or (ii) commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the ABL Loan Documents.

Enforcement Notice means a written notice delivered in accordance with Section 2.5 which notice shall state that an Enforcement Period has commenced and specify the nature of the Lender Event of Default (if delivered by the ABL Agent) or the Event of Termination (if delivered by the Receivables Agent) giving rise thereto.

Enforcement Period means the period of time following the receipt by either the ABL Agent, on the one hand, or the Receivables Agent, on the other, of an Enforcement Notice delivered by any of the others until the earliest of the following:  (1) the Receivables Claim has been satisfied in full and none of the Receivables Purchasers have any further obligations under the Receivables Documents; (2) the ABL Lender Claim has been satisfied in full and the ABL Lenders have no further obligations under the ABL Loan Documents; and (3) the ABL Agent and the Receivables Agent agree in writing to terminate the Enforcement Period.

Event of Termination has the meaning specified in the Receivables Purchase Agreement.

Facility Termination Date means the Termination Date, as defined in the Receivables Purchase Agreement.

ICA Agent has the meaning specified in the recitals hereto.

ICA Claim means all of the indebtedness, obligations and other liabilities of any ICA Party now or hereafter arising under, or in connection with, the ICA Documents including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of such ICA Party, all reimbursement obligations of such ICA Party with respect to letters of credit, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to such ICA Party, whether or not such interest is allowed or allowable as a claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

ICA Collateral shall mean all the collateral referred to in the ICA Documents that is intended under the terms of the ICA Documents to secure all or any part of the Senior Facility Debt, the Hedging Debt, the Interim Facility Debt, the Second Lien Note Debt and the High Yield Notes Debt (as each such term is defined in the Basell Intercreditor Agreement).

ICA Documents shall mean collectively, the Senior Facility Agreement, any Hedging Document, the Interim Facility Agreement, the High Yield Notes (as defined in the Basell Intercreditor Agreement) and the Second Lien Notes (as each such term is defined in the Basell Intercreditor Agreement) and those other ancillary agreements as to which the ICA Agent or any ICA Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ICA Party, and delivered to the ICA Agent, in connection with any of the foregoing, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

ICA Interest means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any ICA Party, any lien, claim, encumbrance, security interest or other interest of the ICA Agent or the other ICA Secured Parties in such property or interests in property.

ICA Party shall mean each of the Company, its subsidiaries, including BIL Holdings Ltd (to be renamed Lyondell Basell Finance Company) that are the obligors and/or issuers under the ICA Documents.

ICA Secured Parties means collectively, the Senior Secured Parties, the High Yield Notes Finance Parties and the High Yield Noteholders (as each such term is defined in the Basell Intercreditor Agreement).

Inventory shall mean all now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract for service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in any Borrowers business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other documents representing them and shall include all feedstocks, line fill, stores inventory, catalysts, chemicals and additives.

Lender Claims means collectively, the ABL Lender Claim and the ICA Claim.

 Lender Event of Default means any Event of Default, as defined in the ABL Credit Agreement or any ICA Document.

Lender Interests means collectively, the ABL Lender Interest and the ICA Interest.

Loan Documents means collectively, the ABL Loan Documents and the ICA Documents.

Obligor means a Person obligated to make payments pursuant to a Contract.

Outstanding Balance of any Receivable means the then outstanding principal balance thereof.

Person means any natural person, corporation, limited liability company, trust,  joint venture, association, company, partnership, Governmental Authority or other entity.

Proceeds has the meaning ascribed to such term in the UCC.

Purchased Receivables means all now owned or hereafter existing Receivables sold, purported to be sold, transferred or contributed or purported to be transferred or contributed by any Originator to the Transferor or its permitted assignees under the Receivables Documents.

Receivable means the indebtedness (whether constituting accounts or general intangibles or chattel paper or otherwise) of any Obligor under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

Receivables Assets means (i) the Purchased Receivables, (ii) the Related Security and Collections relating to the Purchased Receivables and (iii) all Proceeds of the foregoing; provided that Receivables Assets shall not include any Collections or other monies received in respect of Unsold Receivables (and earnings thereon) which are deposited in lock-boxes, deposit or other bank accounts to which Collections in respect of Purchased Receivables are sent or deposited.

Receivables Claim means all indebtedness, obligations and other liabilities of the Originators, the Receivables Servicer and the Transferor to the Receivables Purchasers and/or the Receivables Agent (including all indebtedness, obligations and other liabilities of the Originators to the Transferor as to which the Transferors rights have been assigned to the Receivables Agent and the Receivables Purchasers) now or hereafter arising under, or in connection with, the Receivables Documents, including, but not limited to, all sums now or hereafter paid to or for the benefit of the Transferor by the Receivables Purchasers in respect of the acquisition by the Receivables Purchasers of interests in Purchased Receivables or otherwise under the Receivables Purchase Agreement, any yield thereon (including, without limitation, yield accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any Originator or the Transferor, whether or not such yield is an allowed claim in any such proceeding), any repayment obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

Receivables Documents means the Receivables Sale Agreement, the Receivables Purchase Agreement, each Subordinated Note issued under (and as defined in) the Receivables Sale Agreement, the Undertaking Agreement dated as of December 20, 2007 (as amended, supplemented, modified or restated from time to time) by the Originators in favor of the Receivables Agent and the Receivables Purchasers, the Consent and Agreement dated as of December 20, 2007 (as amended, supplemented, modified or restated from time to time) between Originators and the Transferor, and each security or control documentation delivered or required to be delivered pursuant to any of the foregoing to evidence the interests of the Transferor and of Receivables Agent and the Receivables Purchasers, as applicable, in and to the Receivables, Related Security, Collections and proceeds thereof.

Receivables Interest means, with respect to any property or interests in property, now owned or hereafter acquired or created, of any Originator (regardless of whether sold or contributed by such Originator to the Transferor), any lien, claim, encumbrance, security interest or other interest of the Transferor and/or the Receivables Agent or any Receivables Purchaser in such property or interests in property.

Receivables Purchaser means each Person from time to time party to the Receivables Purchase Agreement in the capacity of a Purchaser (as defined in the Receivables Purchase Agreement).

Receivables Termination Notice has the meaning set forth in Section 2.10.

Records means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) relating to Receivables and the Obligors thereunder or to inventory of the Borrowers.

Related Secured Parties means, (i) with respect to the Receivables Agent, the Receivables Purchasers, (ii) with respect to the ABL Agent, the ABL Secured Parties and (iii) with respect to the ICA Agent, the ICA Secured Parties.

Related Security means, with respect to any Receivable, (i) all right, title and interest of the applicable Originator or the Transferor in, under and to all security agreements and other Contracts that relate to such Receivable; (ii) all interest of the applicable Originator and the Transferor in the goods (including Returned Goods, except as otherwise provided in Section 2.1 and Section 2.3(e) hereof), if any, relating to the sale which gave rise to such Receivable; (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable; (iv) all rights in respect of lock-boxes to which Collections in respect of such Receivable are sent or deposited and all Restricted Accounts (as defined in the Receivables Purchase Agreement), and all funds and investments therein; (v) all letter of credit rights, guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (vi) all Records relating to such Receivables (subject, in the case of Records consisting of computer programs, data processing software and other intellectual property under license from third parties, to restrictions imposed by such license on the sublicensing or transfer thereof); (vii) all rights, interest and claims of the Transferor under the Receivables Sale Agreement, including, without limitation, (A) all rights to receive moneys due and to become due under or pursuant to the Receivables Sale Agreement, (B) all rights to receive proceeds of any indemnity, warranty or guaranty with respect to the Receivables Sale Agreement, (C) claims for damages arising out of or for breach of or default under the Receivables Sale Agreement and (D) the right to perform under the Receivables Sale Agreement and to compel performance and otherwise exercise all remedies thereunder; and (viii) all Proceeds of the foregoing.

Relevant Lyondell Party means any Borrower and/or any Originator, as the context may require.

Returned Goods means all returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.

Secured Parties means any one or more of the ABL Secured Parties, the ICA Secured Parties, the Receivables Agent and the Receivables Purchasers.

UCC means at any time the Uniform Commercial Code as from time to time in effect in the State of New York at such time; provided, however, that in the event that, by reason of mandatory provision of law, the perfection , effect of perfection or non-perfection or priority of the security interest in any Collateral or Receivables Interest created by the Loan Documents or the Receivables Documents, as applicable is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Unsold Receivables means any Receivables other than Purchased Receivables or Excluded Receivables.

1.2.            References to Terms Defined in the Receivables Documents and the ABL Loan Documents.  Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in any of the Receivables Documents or in any of the ABL Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Receivables Documents or ABL Loan Documents, respectively, as in existence on the date hereof, without giving effect to any amendments of such term (or any amendment of terms used in such term) as may hereafter be agreed to by the parties to such documents, unless such amendments have been consented to in writing by all of the parties hereto.

ARTICLE 2.     INTERCREDITOR PROVISIONS ABL AGENT AND
RECEIVABLES AGENT

2.1.            Priorities with Respect to Receivables Assets.  Notwithstanding any provision of the UCC, any applicable law or decision or any of the ABL Loan Documents or the Receivables Documents, the ABL Agent (for itself and on behalf of each ABL Lender) hereby agrees that, upon the sale or other transfer (including, without limitation, by way of capital contribution) or purported sale or other transfer of any Receivable (or interest therein) by an Originator to the Transferor pursuant to the Receivables Sale Agreement, any ABL Lender Interest in such Purchased Receivables and all other Receivables Assets with respect thereto shall automatically and without further action cease and be forever released and discharged and the ABL Agent and the other ABL Secured Parties shall have no ABL Lender Interest therein; provided, however, that nothing in this Section 2.1 shall be deemed to constitute a release by the ABL Agent and the other ABL Secured Parties of: (i) any ABL Lender Interest in the proceeds received by any Originator from the Transferor for the sale of Receivables pursuant to the Receivables Sale Agreement (including, without limitation, cash payments made by the Transferor); (ii) any ABL Lender Interest or other right the ABL Agent and the other ABL Secured Parties have in any interests which any Originator may acquire from the Transferor and/or the Receivables Agent in Returned Goods; (iii) any ABL Lender Interest or other right the ABL Agent and the other ABL Secured Parties have in any Unsold Receivables and the Proceeds thereof; and (iv) any ABL Lender Interest or other right the ABL Agent and the other ABL Secured Parties have in any rights of the Borrowers under or in respect of the Receivables Documents; provided further, however, that, except as otherwise provided in Section 2.3(e), any ABL Lender Interest in such Returned Goods shall be junior and subject and subordinate to the Receivables Interest therein unless and until each of the applicable Originator and the Transferor shall have made all payments or adjustments required to be made by it under the Receivables Documents on account of the reduction of the Outstanding Balance of any Purchased Receivable related to such Returned Goods.  Except as otherwise provided in Section 2.3(e) hereof, if any goods or merchandise, the sale of which has given rise to a Purchased Receivable, are returned to or repossessed by the Receivables Servicer or the Receivables Agent, on behalf of the Transferor, then, upon payment or other adjustment by the applicable Originator and the Transferor to the Outstanding Balance of the relevant Purchased Receivable required on account thereof under the Receivables Purchase Agreement, the Receivables Interest in such Returned Goods shall automatically and without further action cease to exist and be released and extinguished and such Returned Goods shall thereafter not constitute Receivables Assets for purposes of this Agreement unless and until such Returned Goods have been resold so as to give rise to a Purchased Receivable.

2.2.            Respective Interests in Receivables Assets and ABL Lender Collateral.

(a)            Except for all rights of access to and use of Records granted to the Receivables Agent and the Receivables Purchasers pursuant to the Receivables Documents and except for the Receivables Interest of the Receivables Agent (for the benefit of itself and the Receivables Purchasers) in Returned Goods, which Receivables Interest is subject to the provisions of Section 2.1 and Section 2.3(e) hereof, each of the Transferor and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agrees that it does not have and shall not have any Receivables Interest in the ABL Lender Collateral.  Each of the Transferor and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agrees that it shall not request or accept, directly or indirectly (by assignment or otherwise) from any Originator any collateral security for payment of any Receivables Claims (other than any such collateral security included in the Receivables Assets and the right of access to and use of Records granted to the Receivables Agent and the Receivables Purchasers pursuant to the Receivables Documents) and hereby releases any Receivables Interest in any such collateral security so offered by any Originator.

(b)            Except for rights in Returned Goods granted to the ABL Agent and the other ABL Secured Parties pursuant to the ABL Loan Documents, which ABL Lender Interest is subject to the provisions of Section 2.1 and Section 2.3(e) hereof, the ABL Agent (for itself and on behalf of each other ABL Secured Party) agrees that neither the ABL Agent nor the ABL Lenders have, nor shall they have, any ABL Lender Interest in the Receivables Assets.

2.3.            Distribution of Proceeds.  At all times, all proceeds of ABL Lender Collateral and Receivables Assets shall be distributed in accordance with the following procedure:

(a)            (i) All proceeds of the ABL Lender Collateral shall be paid to the ABL Agent for application on the ABL Lender Claim and other obligations and liabilities owing under the ABL Credit Agreement and other ABL Loan Documents until the ABL Lender Claim and such other obligations and liabilities have been paid and satisfied in full in cash; and (ii) except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, any remaining proceeds of the ABL Lender Collateral shall be paid to the applicable Borrower or as otherwise required by applicable law, and, except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, the Transferor and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agree that none of the Transferor, the Receivables Agent or the Receivables Purchasers have, nor shall they have, any Receivables Interest in such remaining proceeds.  The foregoing shall not, however, impair any claim or any right or remedy which the Transferor, the Receivables Agent or the Receivables Purchasers may have against any Originator under the Receivables Documents or otherwise.

(b)            (i) All proceeds of the Receivables Assets shall be paid to the Receivables Agent for application against the Receivables Claim and for application in accordance with the Receivables Documents until the Receivables Claim has been paid and satisfied in full in cash; and (ii) subject to Section 2.1 and Section 2.3(e) hereof, any remaining proceeds shall be paid to the Transferor or as otherwise required by applicable law. The ABL Agent (for itself and on behalf of each other ABL Secured Party) agrees that, except as set forth in Section 2.1 and Section 2.3(e) hereof, neither the ABL Agent nor the other ABL Secured Parties have, nor shall they have, any ABL Lender Interest in such remaining proceeds.  The foregoing shall not, however, impair any claim or any right or remedy which the ABL Agent or the ABL Lenders or any other ABL Secured Party may have against any Borrower under the ABL Loan Documents or otherwise.

(c)            In the event that any of the Transferor, the Receivables Agent or the Receivables Purchasers now or hereafter obtains possession of any ABL Lender Collateral, it shall, except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, immediately deliver to the ABL Agent such ABL Lender Collateral (and until delivered to the ABL Agent such ABL Lender Collateral shall be held in trust for the ABL Agent).  Except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, each of the Transferor, the Receivables Agent (for itself and on behalf of each Receivables Purchaser) further agrees to immediately turn over the proceeds of any Disposition of ABL Lender Collateral which it (or any Receivables Purchaser) might receive while any ABL Lender Claim, any other obligations or liabilities under the ABL Credit Agreement, any ABL Loan Document or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the ABL Agent has a perfected and enforceable lien in the assets of the applicable Borrower from which the proceeds of any such Disposition have been received.

(d)            In the event that any Borrower, the ABL Agent or any other ABL Secured Party now or hereafter obtains possession of any Receivables Assets, it shall, except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, immediately deliver to the Receivables Agent such Receivables Assets (and until delivered to the Receivables Agent such Receivables Assets shall be held in trust for the Receivables Agent).  Except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, each of the Borrowers and the ABL Agent (for itself and on behalf of each other ABL Secured Party) further agrees to immediately turn over the proceeds of any Disposition of Receivables Assets to the Receivables Agent which it (or any Secured Party) might receive while any Receivables Claim, any other obligations or liabilities under the Receivables Documents or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Receivables Agent has a perfected and enforceable lien in the assets from which the proceeds of such Disposition have been received.

(e)            If any Inventory of a Borrower is commingled with Returned Goods in which the Receivables Interest continues as provided in Section 2.1 above, then,

(i) if and so long as an Enforcement Period is not in effect, (x) such Returned Goods shall be deemed to have been sold in connection with the first Receivable or Receivables arising from the sale of such commingled inventory, and such Receivable or Receivables shall constitute Purchased Receivables, and (y) until such sale thereof in accordance with the preceding clause (x), (A) the Receivables Interest in such Returned Goods shall be junior in all respects to the ABL Lender Interest therein and (B) if the ABL Agent or any other ABL Secured Party receives any proceeds on account of the destruction or loss or other Disposition (not involving a sale in accordance with the preceding clause (x)) of such commingled inventory, all of such proceeds shall be paid to the ABL Agent, first, for application against the ABL Lender Claim and, second, to the extent of any remaining proceeds, to the Receivables Agent for application against the Receivables Claim, and

(ii) if and so long as an Enforcement Period is in effect, (x) the ABL Lender Interest in such Returned Goods shall be junior in all respects to the Receivables Interest therein and (y) all Receivables and other proceeds arising from the Disposition of such commingled inventory (whether by reason of sale or by reason of insurance payments for the destruction or loss thereof otherwise) shall be allocated or paid, first, as Receivables Assets relating to the Purchased Receivable or Receivables in respect of which such Returned Goods relate and, second, to the extent of any excess, to the ABL Agent for application against the ABL Lender Claim.

(f)            Any payment by an Obligor in respect of any Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Receivables Agent, be applied as a Collection of any Purchased Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any Unsold Receivable or other obligation of such Obligor.

2.4.            Unsold Receivables.

(a)            The Transferor and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) hereby acknowledge that the ABL Agent on behalf of itself and the other ABL Secured Parties shall be entitled to Collections of Unsold Receivables.

(b)            Each of the parties hereto hereby agrees that all Collections received on account of Receivables Assets shall be paid or delivered to the Receivables Agent for application in accordance with Section 2.3(b) and all Collections received on account of Unsold Receivables shall be paid or delivered to the ABL Agent for application in accordance with Section 2.3(a).

(c)            The ABL Agent agrees that it shall not exercise any rights it may have under the ABL Loan Documents to send any notices to Obligors informing them of the ABL Lenders interest (if any) in the Receivables or directing such Obligors to make payments in any particular manner of any amounts due under the Receivables prior to the latest of payment in full of the Receivables Claim and the termination of the Commitments under (and as defined in) the Receivables Documents, except that, from and after any date on which (x) a Receivables Termination Notice has been delivered pursuant to Section 2.10, (y) the termination and cessation of transfers of Receivables is required to be effective under the terms of Section 2.10 and (z) the Receivables Claim has been paid in full or the Purchased Receivables giving rise to any unpaid Receivables Claim have been written off in accordance with their terms, the ABL Agent may, pursuant to the provisions of the ABL Loan Documents, inform any Obligors of Unsold Receivables that such Unsold Receivables have been assigned to the ABL Agent and direct such Obligors to make payments on account of such Unsold Receivables to any location or account to which payments on account of Purchased Receivables are not required to be made pursuant to the terms of the Receivables Documents.

2.5.            Enforcement Actions.  Each of the ABL Agent and the Receivables Agent agrees to use reasonable efforts to give an Enforcement Notice to the other prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person).  Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

(a)            Subject to any applicable restrictions in the Receivables Documents, the Receivables Agent may at its option and without the prior consent of the other parties hereto, take any action to (i) accelerate payment of the Receivables Claim or any other obligations and liabilities under any of the Receivables Documents and (ii) liquidate the Receivables Assets or to foreclose or realize upon or enforce any of its rights with respect to the Receivables Assets; provided, however, that the Receivables Agent shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to any Receivables Assets constituting Returned Goods which have been commingled with other ABL Lender Collateral except in accordance with Section 2.3(e) hereof and clause (c) below.

(b)            Subject to any applicable restrictions in the ABL Loan Documents, the ABL Agent or the other ABL Secured Parties may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the ABL Lender Claim or any other obligation or liability arising under any of the ABL Loan Documents, foreclose or realize upon or enforce any of their rights with respect to the ABL Lender Collateral or other collateral security, including, except as otherwise provided in Section 2.3(e) hereof and clause (c) below, with respect to any Receivables Assets constituting Returned Goods that have been commingled with other ABL Lender Collateral, or take any other actions as they deem appropriate; provided, however, that the ABL Agent shall not otherwise take any action to foreclose or realize upon or to enforce any rights it may have with respect to uncommingled Returned Goods without the Receivables Agents prior written consent unless the Receivables Claim or any other obligation or liability arising under any of the Receivables Documents shall have been first paid and satisfied in full and the Receivables Documents have terminated.

(c)            If Returned Goods are commingled with Inventory, the parties agree to cooperate in the disposition of such Returned Goods and Inventory and the application of the proceeds thereof as provided in Section 2.3(e) hereof.

2.6.            Access to Records.  Subject to and in accordance with any applicable restrictions in the Receivables Documents (but without limiting any rights under the Receivables Documents), each of the Receivables Purchasers and the Receivables Agent may enter one or more premises of any Originator, the Transferor or their respective affiliates, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to such Originator, the Transferor, such affiliates, the ABL Agent or the other ABL Secured Parties, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Receivables Documents, in each case provided that such use is for the purpose of enforcing the Receivables Agents and/or the Receivables Purchasers rights with respect to the Receivables Assets.

2.7.            Accountings.  The ABL Agent agrees to render statements to the Receivables Agent upon reasonable request, which statements shall identify in reasonable detail the Unsold Receivables and shall render an account of the ABL Lender Claim, giving effect to the application of proceeds of ABL Lender Collateral as hereinbefore provided. The Receivables Servicer agrees to render statements to the ABL Agent upon reasonable request, which statements shall identify in reasonable detail the Purchased Receivables and shall render an account of the Receivables Claim, giving effect to the application of proceeds of Receivables Assets and ABL Collateral as hereinbefore provided; provided that the Receivables Agent agrees to render such statements to the ABL Agent upon reasonable request from and after the date (if any) on which Lyondell has ceased to be the Receivables Servicer; and provided, further, that on or prior to the Facility Termination Date, such statements shall consist of the reports and other information relating to the Receivables Assets delivered under the Receivables Documents.  Each of the Relevant Lyondell Parties, the Receivables Servicer and the Transferor hereby authorize the ABL Agent and the Receivables Agent to provide the statements described in this section.  None of the ABL Agent or the Receivables Agent shall bear any liability if their respective accounts are incorrect.

2.8.           Agency for Perfection.  The Receivables Agent and the ABL Agent hereby appoint each other as agent for purposes of perfecting by possession or control their respective security interests and ownership interests and liens on the Receivables Assets and the ABL Collateral described hereunder.  In the event that the Receivables Agent obtains possession or control of any of the ABL Lender Collateral, the Receivables Agent shall notify the ABL Agent of such fact, shall hold such ABL Lender Collateral in trust and, except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, shall deliver such ABL Lender Collateral to the ABL Agent upon request.  In the event that the ABL Agent obtains possession or control of any of the Receivables Assets, the ABL Agent shall notify the Receivables Agent of such fact, shall hold such Receivables Assets in trust and, except as otherwise provided in Section 2.3(e) hereof with respect to Returned Goods, shall deliver such Receivables Assets to the Receivables Agent upon request.

2.9.            UCC Notices.  In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Receivables Assets or ABL Lender Collateral, respectively, such notice shall be given in accordance with Section 5.1 hereof and ten (10) days notice shall be deemed to be commercially reasonable.

2.10.           Termination and Cessation of Transfer of Receivables.  After the occurrence and during the continuance of a Lender Event of Default and upon written notice thereof by the ABL Agent or the Required Lenders to the Receivables Agent (a Receivables Termination Notice), the Transferor and each Originator, (i) all transfers of Receivables from the Originators to the Transferor shall terminate and cease and (ii) the Transferor and the Receivables Agent and the Receivables Purchasers shall terminate and cease, or shall cause the termination and cessation of, all transfers of Receivables (or interests therein) from the Transferor to the Receivables Purchasers (all such termination and cessation under clauses (i) and (ii) to be effective at the close of business on the second Business Day after such Receivables Termination Notice is effective in accordance with Section 5.1; provided that in the case of a Lender Event of Default resulting from the commencement of a bankruptcy, insolvency or similar proceeding relating to Lyondell, all transfers of Receivables immediately and automatically shall terminate and cease without notice of any kind (except to the extent otherwise required pursuant to an order entered by the bankruptcy court having jurisdiction over such  proceeding).  Except as set forth in the immediately preceding proviso, nothing contained in this Section shall affect the rights of the Transferor, the Receivables Agent or the Receivables Purchasers with respect to Receivables transferred prior to the time when termination and cessation of such transfers is required to be effective pursuant to the foregoing provisions of this Section 2.10. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary in the Receivables Purchase Agreement or the Receivables Sale Agreement, delivery of a Receivables Termination Notice hereunder shall constitute an Event of Termination, and the Receivables Agent, the Transferor and the Receivables Purchasers shall be authorized to terminate and cease (or cause the termination and cessation of) transfers of Receivables as described in clause (ii) of the first sentence of this Section 2.10.  Neither the ABL Agent nor the Required Lenders shall deliver a Receivables Termination Notice on any date during the continuance of any Event of Default if on such date the Total Outstandings under (and as defined in) the ABL Credit Agreement are zero.

2.11.            Accounts  The Receivables Agent further agrees that (i) it will not terminate any Receivables Document governing any of the Lockbox Accounts, the Receivables Concentration Account or the Receivables Funding Account (as such terms are defined in the ABL Security Agreement), (ii) it will not deliver any Activation Period Notice (as defined in the Receivables Document governing the Lockbox Accounts, the Receivables Concentration Account and the Receivables Funding Account) in respect of the Lockbox Accounts, the Receivables Concentration Account and the Receivables Funding Account unless and until a Triggering Event (as defined in the Receivables Purchase Agreement) has occurred and is continuing, (iii) it will deliver an Activation Period Termination Notice (as defined in the Receivables Document governing the Lockbox Accounts, the Receivables Concentration Account and the Receivables Funding Account) in respect of the Lockbox Accounts, the Receivables Concentration Account and the Receivables Funding Account promptly following the cessation of a Triggering Event and (iv) it will assign its rights under the Receivables Document governing the Lockbox Accounts, the Receivables Concentration Account and the Receivables Funding Account to the ABL Agent only if (x) the Receivables Claim has been paid in full and the Commitments under (and as defined in) the Receivables Purchase Agreement have been terminated, (y) no other Securitization Facility in replacement of the 2007 Securitization Facility (in each case as defined in the ABL Credit Agreement) is in effect and (z) the ABL Lender Claim has not been paid in full or the Commitments under (and as defined in) the ABL Credit Agreement have not been terminated.  The Receivables Agent, Lyondell (in its capacity as Servicer) and the Transferor agree not to change, or consent or permit to any change of, any instructions regarding the disposition of funds in the Lockbox Accounts, the Receivables Concentration Account or the Receivables Funding Account, in each case without the prior written consent of the ABL Agent.  The ABL Agent agrees that (i) it will not deliver any Activation Period Notice (as defined in the ABL Collateral Document governing the Inventory Concentration Account (as defined in the ABL Security Agreement)) in respect of the Inventory Concentration Account unless and until a Triggering Event (as defined in the ABL Credit Agreement) has occurred and is continuing and (ii) it will deliver an Activation Period Termination Notice (as defined in the ABL Collateral Document governing the Inventory Concentration Account) in respect of the Inventory Concentration Account promptly following the cessation of a Triggering Event.

2.12.           Withdrawals from Cash Assets and Cash Collateral Accounts.  With respect to the Cash Assets Account (as defined in the Receivables Purchase Agreement), the Receivables Agent agrees that it will not withhold its consent to any request by the Transferor (or Lyondell, in its capacity as servicer, on behalf of the Transferor) to withdraw funds from the Cash Assets Account if a certificate in the form of Exhibit A hereto is duly completed and delivered in connection with such request.  With respect to the Cash Collateral Account (as defined in the ABL Security Agreement), the ABL Agent agrees that it will not withhold its consent to any request by Lyondell to withdraw funds from the Cash Collateral Account if a certificate in the form of Exhibit B hereto is duly completed and delivered in connection with such request.

ARTICLE 3.       INTERCREDITOR PROVISIONS ICA AGENT

3.1.           Respective Interests In Receivable Assets and ABL Lender Collateral.  The ICA Agent (for itself and on behalf of each ICA Secured Party) agrees that neither it nor any other ICA Secured Party has, nor shall it have any ICA Interest in the ABL Collateral or in the Receivables Assets.  Except for all rights of access to and use of Records granted to the Receivables Agents and the Receivables Purchasers pursuant to the Receivables Documents, the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agrees that it does not have and shall not have any Receivables Interest in the ICA Collateral.  Except for all rights of access to and use of Records, trademarks and other property granted to the ABL Agent and the ABL Secured Parties pursuant to this Agreement, the ABL Agent (for itself and on behalf of each ABL Secured Party) agrees that it does not have and shall not have any ABL Lender Interest in the ICA Collateral.

3.2.           Distribution of Proceeds.  a) At all times, all proceeds of ABL Collateral and Receivables Assets shall be distributed in accordance with Section 2.3 above.  In the event that the ICA Agent or any other ICA Secured Party now or hereafter obtains possession of any Receivables Assets or ABL Collateral, it shall immediately deliver the same to the ABL Agent or the Receivables Agent, as appropriate.

(b)            At all times, all proceeds of ICA Collateral shall be distributed in accordance with the applicable provisions of the ICA Documents. If any of the Secured Parties (other than the ICA Secured Parties) now or hereafter obtains possession of any ICA Collateral, it shall immediately deliver such ICA Collateral to the ICA Agent.

(c)            The foregoing provisions of this Section 3.2 shall not, however, impair any claim or any right or remedy which any Secured Party may have against any Borrower or Originator or ICA Party under the Receivables Documents, the Loan Documents or otherwise.

3.3.           Waiver of Right to Contest.  Each Agent, for and on behalf of itself and its Related Secured Parties, agrees that it shall not (and hereby waive any right to), and they shall not have any right to (and hereby waives any right to), take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any insolvency or other proceeding, the validity, priority, enforceability or perfection of (i) the Lender Interests and/or Receivables Interest of the other Agents and the other Secured Parties or (ii) the provisions of this Agreement.

3.4.           Insurance.  Proceeds of Collateral include insurance proceeds and, therefore, Sections 2.3 and 3.2 shall govern the ultimate disposition of casualty insurance proceeds.  The ABL Agent and the ICA Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the ABL Collateral and ICA Collateral, as applicable.  The ABL Agent shall have the sole and exclusive right, as against the ICA Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Collateral.  The ICA Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ICA Collateral.  If any insurance claim includes both ABL Collateral and ICA Collateral and the insurer will not settle such claim separately with respect to ABL Collateral and ICA Collateral, the ABL Agent will have the sole and exclusive right, as against the ICA Agent to adjust settlement of such claims, and its determination shall be binding upon the parties.

3.5.           Inspection and Access Rights.  (a)  Without limiting any rights the ABL Agent, any other ABL Secured Party, the Receivables Agent or any other Receivables Purchaser may otherwise have under applicable law or by agreement, in the event of any Enforcement by or on behalf of the ABL Agent or Receivables Agent, as applicable, the ABL Agent, the Receivables Agent or any other Person (including the Borrowers and/or Originators) acting with the consent, or on behalf, of the ABL Agent or Receivables Agent, as applicable, shall have the right (a) during normal business hours on any business day, to access ABL Collateral or Receivables Assets, as applicable, that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), ICA Collateral, and (b) to use the ICA Collateral (including, without limitation, trademarks owned or licensed), in order to assemble, inspect, copy or download information stored on, take actions to perfect its lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a store closing, going out of business or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the Borrowers and/or Originators business), store or otherwise deal with the ABL Collateral or Receivables Assets, in each case without notice to, the involvement of or interference by any ICA Secured Party (and whether or not the ICA Agent or any other ICA Secured Party has commenced and is continuing to exercise any secured creditor remedies) or liability to any ICA Secured Party.

(b)            The ABL Agent, the ABL Secured Parties, the Receivables Agent and the Receivables Purchasers shall not be obligated to pay any amounts to the ICA Agent or the ICA Secured Parties (or any person claiming by, through or under the ICA Secured Parties, including any purchaser of the ICA Collateral) or to any Borrower, for or in respect of the use by the ABL Agent, the ABL Secured Parties, the Receivables Agent or the Receivables Purchasers of the ICA Collateral and none of the ABL Agent, ABL Secured Parties, Receivables Agent or Receivables Purchasers shall be obligated to secure, protect, insure or repair any such ICA Collateral (other than for damages caused by the ABL Agent, ABL Secured Parties, the Receivables Agent or the Receivables Purchasers or their respective employees, agents and representatives). None of the ABL Agent, ABL Secured Parties, Receivables Agent or Receivables Purchasers shall have any liability to the ICA Agent or the ICA Secured Parties (or any person claiming by, through or under the ICA Agent or the ICA Secured Parties, including any purchaser of the ICA Collateral) as a result of any condition (including environmental condition, claim or liability) on or with respect to the ICA Collateral other than those arising from the gross negligence or willful misconduct of the ABL Agent, ABL Secured Parties, Receivables Agent or Receivables Purchasers or their respective employees, agents and representatives, and none of the ABL Agent, ABL Secured Parties, Receivables Agent or Receivables Secured Party shall have any duty or liability to maintain the ICA Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent, ABL Secured Parties, Receivables Agent or Receivables Purchasers.

(c)     The ICA Agent and the other ICA Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent, the ABL Secured Parties, Receivables Agent or Receivables Purchasers from exercising their rights described in clause (a) hereof.

(d)            Subject to the terms hereof, the ICA Agent may advertise and conduct public auctions or prosecute sales of the ICA Collateral without notice (except as required by applicable law) to, or involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

ARTICLE 4.          INTERCREDITOR PROVISIONS GENERAL

4.1.          Independent Credit Investigations.  Neither the Receivables Purchasers, the Receivables Agent, the ABL Agent, the ICA Agent nor the other Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation for the solvency, financial condition or ability of any Relevant Lyondell Party or the Transferor, as applicable, to repay the Receivables Claim, the ABL Lender Claim or the ICA Claim, or for the worth of the Receivables Assets, any ABL Collateral or any ICA Collateral, or for statements of any Relevant Lyondell Party, the Receivables Servicer or the Transferor (as applicable), oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the ABL Lender Claim or the ICA Claim, the Receivables Documents, the Loan Documents, the Receivables Agents interest in the Receivables Assets, the ABL Secured Parties or ABL Agents interest in any ABL Collateral, or the ICA Secured Parties or the ICA Agents interest in any ICA Collateral.  The Secured Parties  and the Receivables Purchasers have entered into their respective agreements with the Relevant Lyondell Parties, the Transferor and/or the Receivables Servicer, as applicable, based upon their own independent investigations.  None of the Secured Parties, the ABL Agent, the ICA Agent or the Receivables Agent makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 4.1.

4.2.            Limitation on Liability of Parties to Each Other.  Except with respect to liability for breach of express obligations under this Agreement, no party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives.

4.3.            Amendments to Loan and Receivables Arrangements or to this Agreement. Each party hereto shall, upon reasonable request of any other party hereto, provide copies of all modifications or amendments and copies of all other documentation relevant to the Receivables Assets or the ABL Collateral.  All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding upon and enforceable against such party.

4.4.            Marshalling of Assets.  Nothing in this Agreement will be deemed to require any Agent (i) to proceed against certain property securing any Lender Claim (or any other obligation or liability under any other Loan Documents) or the Receivables Claim (or any other obligation or liability under the Receivables Documents), as applicable, prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal any ABL Collateral (or any other collateral), ICA Collateral or the Receivables Assets (as applicable) upon the enforcement of the such Agents remedies under the Loan Documents or Receivables Documents, as applicable.

4.5.            Relative Rights.

(a)            The relative rights of the ABL Lenders, as against each other, and the ICA Secured Parties, as against each other, shall be determined by agreement among such parties in accordance with the terms of the applicable Loan Documents.

(b)            Each Agent and its Related Secured Parties shall be entitled to rely on the power and authority of each other Agent to act on behalf of its Related Secured Parties to the extent the provisions hereof have such Agent so act.

4.6.            Effect Upon ABL Loan Documents and Receivables Documents.  By executing this Agreement, each of the Relevant Lyondell Parties and the Transferor agree to be bound by the provisions hereof (i) as they relate to the relative rights of the Agents and the other Secured Parties with respect to the property of the Relevant Lyondell Parties; and (ii) as they relate to the relative rights of the Originators, the Transferor, the Receivables Purchasers and/or the Receivables Agent as creditors of (or purchasers from) the Originators or the Transferor, as the case may be.  Each Relevant Lyondell Party acknowledges that the provisions of this Agreement shall not give it any substantive rights as against any Agent or other Secured Party and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Loan Documents as between such Relevant Lyondell Party, the applicable Agent and the other Secured Parties.  The Transferor and each Originator acknowledge that the provisions of this Agreement shall not give the Transferor or any Originator any substantive rights as against the Receivables Agent or the Receivables Purchasers and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Receivables Documents as among the Transferor,  the Originators, the Receivables Servicer, the Receivables Agent or the Receivables Purchasers.  Each Originator and the Transferor further acknowledge that the provisions of this Agreement shall not give any such party any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as between the Originators and the Transferor. Notwithstanding the foregoing, each of the Receivables Agent (for itself and on behalf of each Receivables Purchaser), the ABL Agent (for itself and on behalf of each other ABL Secured Party) and the ICA Agent (for itself and on behalf of each ICA Secured Party) agrees, that, as between themselves, to the extent the terms and provisions of the Loan Documents or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

4.7.            Nature of the ABL Lender Claim and Modification of ABL Loan Documents.  Each of the Transferor, the Receivables Agent (for itself and on behalf of each Receivables Purchaser) and the ICA Agent (for itself and on behalf of each ICA Secured Party) acknowledges that the ABL Lender Claim and other obligations and liabilities owing under the ABL Loan Documents are revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.  The terms of the ABL Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice or consent by any of the Transferor, the Receivables Agent, the Receivables Purchasers, the ICA Agent or the ICA Secured Parties, and without affecting the provisions of this Agreement.  Without in any way limiting the foregoing, each of the Transferor, the Receivables Agent (for itself and on behalf of each Receivables Purchaser) and the ICA Agent (for itself and on behalf of each ICA Secured Party) hereby agrees that the maximum amount of the ABL Lender Claim and other obligations and liabilities owing under the ABL Loan Documents may be increased at any time and from time to time to any amount in accordance with the ABL Loan Documents.

4.8.            Nature of the Receivables Claim and Modification of Receivables Documents.  Each of the Borrowers, the ABL Agent (for itself and on behalf of each other ABL Secured Party) and the ICA Agent (for itself and on behalf of each ICA Secured Party) acknowledges that the Receivables Claim and other obligations and liabilities owing under the Receivables Documents are revolving in nature and that the amount of such revolving obligations which may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred.  The terms of the Receivables Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any  of the ABL Secured Parties, ICA Secured Parties, the ABL Agent or the ICA Agent and without affecting the provisions of this Agreement; provided that nothing in this Section 4.8 (including, without limitation, the next succeeding sentence) shall be construed to relieve any Borrower of its obligation to comply with the covenants under the ABL Loan Documents.  Without in any way limiting the foregoing, each of the Borrower, the ABL Agent (for itself and on behalf of each other ABL Secured Party) and the ICA Agent (for itself and on behalf of each ICA Secured Party) hereby agrees that the maximum amount of the Receivables Claim and other obligations and liabilities owing under the Receivables Documents and the amount of Receivables which may be purchased or otherwise financed pursuant to the Receivables Documents may, in each case, be increased at any time and from time to time to any amount in accordance with the Receivables Documents.

4.9.            Nature of the ICA Claim and Modification of ICA Documents.  Each of the Transferor, the ABL Agent (for itself and on behalf of each other ABL Secured Party) and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) acknowledges that the ICA Claim and other obligations and liabilities owing under the ICA Documents are, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.  The terms of the ICA Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice or consent by any of the Transferor, the Receivables Agent, the Receivables Purchasers, the ABL Agent or the ABL Secured Parties and without affecting the provisions of this Agreement.  Without in any way limiting the foregoing, each of the Transferor, the Receivables Agent (for itself and on behalf of each Receivables Purchaser) and the ABL Agent (for itself and on behalf of each ABL Secured Party) hereby agrees that the maximum amount of the ICA Claim and other obligations and liabilities owing under the ICA Documents may be increased at any time and from time to time to any amount in accordance with the ICA Documents.

4.10.           Further Assurances.  Each of the parties agrees to take such commercially reasonable actions as may be requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation herein above set forth and to otherwise effectuate the agreements made herein.

4.11.            No Petition.  Each of the ABL Agent (for itself and on behalf of each other ABL Secured Party) and the ICA Agent (for itself and on behalf of each other ICA Secured Party) hereby agrees that, prior to the date which is one year and one day after date upon which the Receivables Claim is paid in full, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any bankruptcy or similar law of the United States or any state of the United States.

4.12.            Set Off; Deposit Accounts, etc.  Each of the Receivables Agent (for itself and on behalf of each Receivables Purchaser), the ABL Agent (for itself and on behalf of each other ABL Secured Party) and the ICA Agent (for itself and on behalf of each other ICA Secured Party) agrees not to set off or apply any deposits (general or special, time or demand, provisional or final) at any time held or other obligations at any time owing by it to or for the credit or the account of any Relevant Lyondell Party or the Transferor against the obligations of such Relevant Lyondell Party or the Transferor in a manner inconsistent with the provisions of this Agreement.

ARTICLE 5.      MISCELLANEOUS

5.1.            Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or facsimile as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective upon receipt or, in the case of notice by telex, when telexed against receipt of the answerback, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

Notices and other communications to any party hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by such party; provided that the foregoing shall not apply to any Enforcement Notice or Receivables Termination Notice unless otherwise agreed by the Receivables Agent and the ABL Agent.

5.2.            Agreement Absolute.  Each of the Agents and the Secured Parties shall be deemed to have entered into the Loan Documents or the Receivables Documents, as applicable, in express reliance upon this Agreement.  This Agreement may not be modified or amended, except in accordance with Section 4.3.  This Agreement shall be applicable both before and after the filing of any petition by or against any Relevant Lyondell Party or the Transferor under the U.S. Bankruptcy Code and all references herein to any Relevant Lyondell Party or the Transferor shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments among the Secured Parties shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

5.3.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  The successors and assigns for each Relevant Lyondell Party and the Transferor shall include a debtor-in-possession or trustee of or for such party.  The successors and assigns for any Secured Party and any Agent, as the case may be, shall include any successor Secured Party or Agent, as the case may be, appointed under the terms of the Loan Documents or the Receivables Documents, as applicable.  Each of the ABL Agent (for itself and on behalf of each other ABL  Secured Party), the ICA Agent and the Receivables Agent (for itself and on behalf of each Receivables Purchaser), as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Receivables Documents unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby.  In the event that the financing provided under the ABL Credit Agreement shall be refinanced, replaced or refunded, each of the Originators, the Transferor and the Receivables Agent hereby agree, at the request of the agent or lenders under the credit facility that so refinances, replaces or refunds the financing under the ABL Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided (or on such other terms no less favorable to the Receivables Agent and the Receivables Purchasers) and in form and substance reasonably satisfactory to the Receivables Agent, the Originators and the Transferor.  In the event that the financing provided under the Receivables Documents shall be refinanced, replaced or refunded, each of the Borrowers and the ABL Agent (for itself and on behalf of each other ABL Secured Party) hereby agrees that, at the request of the agent or purchasers under the facility that so refinances, replaces or refunds the financing under the Receivables Documents, to execute and deliver a new intercreditor agreement with such agent and/or purchasers on substantially the same terms as herein provided (or on such other terms no less favorable to the ABL Agent and the other ABL Secured Parties) and in form and substance reasonably satisfactory to the ABL Agent and the Borrowers.

5.4.            Beneficiaries.  The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto and the Secured Parties, and the Receivables Purchasers and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

5.5.            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

5.6.            Section Titles.  The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

5.7.            Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

5.8.            Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

5.9.            Effectiveness.  This Agreement shall become effective as of the date hereof on the date on which each Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any such Person as to which an executed counterpart shall not have been received, receipt by each Agent in a form satisfactory to it of a telex, facsimile or other written confirmation from such Person that it has executed a counterpart hereof or a consent hereto, as applicable).

5.10            Additional Parties.   Each Person that becomes a Borrower under the ABL Credit Agreement or a Originator under the Receivables Purchase Agreement after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of such documents or instruments as required in accordance with the terms of the ABL Credit Agreement or Receivables Purchase Agreement, as applicable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CITIBANK, N.A., as Receivables Agent

By:	/s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President

Address:	388 Greenwich Street
19th Floor
New York, New York 10013
Attention:	David Jaffe
Telecopy:	(212) 816-2613

[Intercreditor Agreement]

CITIBANK, N.A., as ABL Agent

By:	/s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President

Address:	388 Greenwich Street
19th Floor
New York, New York 10013
Attention:	David Jaffe
Telecopy:	(212) 816-2613

[Intercreditor Agreement]

CITIBANK, N.A., as ICA Agent

By:	/s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President

Address: 388 Greenwich Street
19th Floor
New York, New York 10013
Attention: David Jaffe
Telecopy: (212) 816-2613

[Intercreditor Agreement]

LYONDELLBASELL RECEIVABLES I, LLC,
as Transferor

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

Address:	12221 McKinney St., Suite700
Houston, Texas 77010
Attention:	713/652-7200
Telecopy:	713/652-4598

[Intercreditor Agreement]

LYONDELL CHEMICAL COMPANY,
as Originator, as Receivables Servicer and as Borrower

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Authorized Representative

Address:	1221 McKinney St., Suite 700
Houston, Texas 77010
Attention:	713/652-7200
Telecopy:	713/652-4598

[Intercreditor Agreement]

EQUISTAR CHEMICALS, LP,
as Originator and as Borrower

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Authorized Representative

Address: 1221 McKinney, Suite 700 Houston, TX 77010
Attention: Assistant Treasurer
Telephone: 713/652-7200
Telecopy: 713/652-4598

[Intercreditor Agreement]

HOUSTON REFINING LP,
as Originator and as Borrower

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Authorized Representative

Address: 1221 McKinney, Suite 700 Houston, TX 77010
Attention: Assistant Treasurer
Telephone: 713/652-7200
Telecopy: 713/652-4898

[Intercreditor Agreement]

BASELL USA INC.
as Borrower

By:	/s/ Francesco Svelto
Name: Francesco Svelto
Title: Authorized Representative

Address: Delaware Corporation Center II 2 Righter Parkway, Suite 300 Wilmington, DE 19803
Attention: Kevin E. Walsh
Telephone: 302/683-8000
Telecopy: 302/731-3971

[Intercreditor Agreement]

Exhibit A

[Date]

Citibank, N.A.
388 Greenwich Street
19th Floor
New York, NY  10013
Attention: ________________________

Re:  Request for Withdrawal Account No.____

Ladies and Gentlemen:

We refer to the Deposit Account Control Agreement dated as of December [__], 2007 among LyondellBasell Receivables I, LLC, us, Citibank, N.A. and you (the Deposit Account Agreement), a copy of which is attached, regarding the above-referenced deposit account (the Account).  Capitalized terms used, and not otherwise defined, in this letter have the meanings specified in the Deposit Account Agreement.

We hereby request a withdrawal of $________ from the Account for transfer to [specify account] and certify that [select applicable language depending on whether or not a Triggering Event exists:]

[no Shortfall Condition existed as of the date of the most recent Seller Report, and, both before and after giving effect to such withdrawal of such amount, no Triggering Event exists]

[we have, in connection with this request, delivered to you a Seller Report (as defined in the Receivables Purchase Agreement) demonstrating that, after giving effect to the withdrawal of such amount, a Shortfall Condition (as defined in the Receivables Purchase Agreement) does not exist [and [the conditions to an Investment Event (as defined in the Receivables Purchase Agreement) would be satisfied][ the aggregate Capital (as defined in the Receivables Purchase Agreement) is zero]]1.

Very truly yours,

LYONDELL CHEMICAL COMPANY as Servicer

By:
Name:
Title:

1 Specify applicable condition if a Triggering Event exists.

Exhibit B

[Date]

Citibank, N.A.
388 Greenwich Street
19th Floor
New York, NY  10013
Attention: ________________________

Re:  Request for Withdrawal Account No.____

Ladies and Gentlemen:

We refer to the Deposit Account Control Agreement dated as of December [__], 2007 among us, Citibank, N.A. and you (the Deposit Account Agreement), a copy of which is attached, regarding the above-referenced deposit account (the Account).  Capitalized terms used, and not otherwise defined, in this letter have the meanings specified in the Deposit Account Agreement.

We hereby request a withdrawal of $________ from the Account for transfer to [specify account] and certify that [select applicable language depending on whether or not a Triggering Event exists:]

[Total Outstandings did not exceed the Borrowing Base as of the date of the most recent Borrowing Base Certificate, and, both before and after giving effect to such withdrawal of such amount, no Triggering Event exists]

[no Default (as defined in the ABL Credit Agreement) exists [and [the conditions to a Credit Event (as defined in the ABL Credit Agreement) would be satisfied][ the Total Outstandings (as defined in the ABL Credit Agreement) are zero]]2.

Very truly yours,

LYONDELL CHEMICAL COMPANY
By:
Name:
Title:

2 Specify applicable condition if a Triggering Event exists.

2